Exhibit 10.24

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

[ENGLISH TRANSLATION]

Agreement on the Purchase of Recycled PET Resin

Asahi Soft Drinks Co., Ltd. (hereinafter referred to as “Party A”) and JEPLAN, Inc. (hereinafter referred to as “Party B”) have agreed as follows and hereby enter into this agreement on the purchase of recycled PET resin (hereinafter referred to as “this Agreement”).

Article 1 (Agreed Matters)

1. Party B shall sell to Party A the recycled PET resin (hereinafter referred to as “Recycled PET Resin”) manufactured using its proprietary technology at PET Refine Technology Co., Ltd., a subsidiary of Party B, under the following quantities and main terms, and Party A shall purchase the same.

Period from January 2022 to December 2022

Quantity: [**] tons per year

Price: [**] yen/kg or less (list price: EXW delivery)

Monthly Quantity: As per Exhibit 01

Period from January 2023 to December 2023

Quantity: [**] tons per year

Price: [**] yen/kg or less (list price: EXW delivery)

Period from January 2024 to December 2024

Quantity: [**] tons per year

Price: [**] yen/kg or less (list price: EXW delivery)

2. The quality standards of the Recycled PET Resin, delivery conditions, and other transaction conditions not specified in the preceding paragraph shall be determined by good faith negotiations between Party A and Party B by [**].

3. Party A and Party B confirm that the agreement on the purchase quantity set forth in this Agreement is limited to cases where the various transaction conditions pursuant to Paragraph 2 of this Article satisfy 100% of Party A’s requirements. Party A shall not be obligated to purchase the purchase quantity under this Agreement if it does not meet the various transaction conditions required by Party A.

Article 2 (Confidentiality)

Party A and Party B shall not disclose the contents of this Agreement or any information obtained from the other party in relation to this Agreement to any third party without the prior written consent of the other party, nor shall they use it for any purpose other than the performance of this Agreement. However, this shall not apply to cases where Party A discloses information to Asahi Group Holdings, Ltd., Asahi Professional Management Co., Ltd., Asahi Quality and Innovations, Ltd., and Asahi Soft Drink Sales Co., Ltd., which are affiliates of Party A, and where Party B discloses information to PET Refine Technology Co., Ltd., which is an affiliate of Party B, for the purpose of achieving this purpose.

Article 3 (Force Majeure)

Party A and Party B shall not be liable for any violation of this Agreement due to natural disasters, war, riots, civil unrest, other force majeure events, enactment or abolition of laws, orders or dispositions by public authorities, or other causes that are not attributable to their own fault and beyond their control.

Article 4 (Separate Consultation)

Matters not provided for in this Agreement and matters that give rise to doubts about the interpretation of this Agreement shall be determined through good faith consultations between Party A and Party B.

Article 5 (Agreed Jurisdiction)

Party A and Party B agree that if it becomes necessary to litigate in relation to this Agreement, the Tokyo District Court shall be the exclusive court of first instance.

In witness whereof, two copies of this document have been prepared, each party has signed and sealed one copy each.

May 18, 2021

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

Party A:

1-23-1 Azumabashi, Sumida-ku, Tokyo

Asahi Soft Drinks Co., Ltd.

President and Representative Director: Taichi Yoneme

Party B:

12-2 Ogimachi, Kawasaki-ku, Kawasaki City, Kanagawa Prefecture

JEPLAN, Inc.

President and Representative Director: Masaki Takao

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].

Exhibit 01

The planned monthly purchase quantity for Party A for the period from January 2022 to December 2022.

Period	Purchase Quantity (Unit : Tons)
From January 1, 2022 to January 31, 2022	[**]
From February 1, 2022 to February 28, 2022	[**]
From March 1, 2022 to March 31, 2022	[**]
From April 1, 2022 to April 30, 2022	[**]
From May 1, 2022 to May 31, 2022	[**]
From June 1, 2022 to June 30, 2022	[**]
From July 1, 2022 to July 31, 2022	[**]
From August 1, 2022 to August 31, 2022	[**]
From September 1, 2022 to September 30, 2022	[**]
From October 1, 2022 to October 31, 2022	[**]
From November 1, 2022 to November 30, 2022	[**]
From December 1, 2022 to December 31, 2022	[**]

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain confidential information has been excluded from this document because JEPLAN, Inc. (“JEPLAN”) has determined that the information (i) is both not material and (ii) is the type that JEPLAN treats as private or confidential. Such information is marked in the document by exhibit with an asterisk [**].